Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:  February 18, 2004

(Date of earliest event reported)

Spherix Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12051 Indian Creek Court, Beltsville, Maryland	20705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  (301) 419-3900

Not Applicable

(Former name or former address, if changed since last report)

Item 9.                                          Regulation FD Disclosure

On February 18, 2004, a single institutional investor (the “Investor”) exercised options to acquire 500,000 shares of the common stock of Spherix Incorporated (the “Company”), and the Company and the Investor agreed upon certain amendments to other previously issued warrants, all pursuant to the provisions of a letter agreement attached hereto as Exhibit 99.  The options were issued in connection with a previous private placement of Company securities issued to the Investor.  All of such shares have been registered by the Company for resale by the Investor.

Exhibits:  99 – Letter Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated

By:	/s/ Thomas W. Gantt
Name:	Thomas W. Gantt
Title:	President and Chief Executive Officer

Date:	February 19, 2004